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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                        ____________________________

                                 FORM 8-K/A

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                       Date of Report:  June 30, 1999
                      (Date of earliest event reported)


                         ACTIVE VOICE CORPORATION
         (Exact Name of Registrant as Specified in Charter)


        Washington                   0-22804              91-1235111
(State or Other Jurisdiction       (Commission          (IRS Employer
   of Incorporation)                File Number)      Identification No.)


                                2901 Third Avenue
                             Seattle, Washington 98121
        (Address of Principal Executive Offices, including Zip Code)

                                 (206) 441-4700
               (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 30, 1999 Active Voice Corporation (the "Company") sold certain software technology and related intangible assets and documentation to InfoSpace.com, Inc., an Internet infrastructure company, for $18 million in cash. The technology, currently named MyAgent, is designed to enable the creation of customized, real-time Internet-based communication services for Web sites and Internet appliances. The MyAgent technology provides secure, permission-based instant text, voice, and video messaging, instant file transfer and URL sharing, multi-party chat, Internet voice and video call support, find-me/follow-me message routing, access to schedule and availability information, and personal communications Web pages. In connection with the acquisition, 6 employees will leave the Company and join InfoSpace.com.

         InfoSpace.com has agreed to license-back certain rights to the technology to the Company when used in conjunction with traditional or Internet Protocol (IP) switching in the areas of enterprise unified messaging, voice processing, and real-time call handling.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS

          EXHIBIT           EXHIBIT
          NUMBER            DESCRIPTION
          -------           -----------

          2.1 Asset Purchase Agreement between InfoSpace.com, Inc. and Active Voice Corporation.

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                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 13, 1999


                                      ACTIVE VOICE CORPORATION


                                      By: /s/ Jose S. David
                                         ----------------------------
                                         Jose S. David, Chief Financial Officer

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                                          EXHIBIT INDEX

EXHIBIT
NUMBER                 EXHIBIT DESCRIPTION
-------                -------------------

2.1 Asset Purchase Agreement between InfoSpace.com, Inc. and Active Voice Corporation.